UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021 (October 15, 2021)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2021, 1847 Goedeker Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with David L. Kanen, Philotimo Fund, LP, Philotimo Focused Growth and Income Fund and Kanen Wealth Management LLC (collectively with their respective affiliates, the “Kanen Group”).

Pursuant to the Cooperation Agreement, the Kanen Group agreed to irrevocably withdraw its notice of intent, dated September 9, 2021, to nominate a slate of director candidates to be elected to the Company’s Board of Directors (the “Board”) at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), and the Company agreed that the Board and all applicable committees of the Board shall, as promptly as practicable following the date of the Cooperation Agreement, take all necessary actions to (i) appoint two (2) directors selected by the Kanen Group from a list comprised of five (5) candidates identified by the Company in good faith and who are not affiliated with the Kanen Group to fill the vacancies created by the resignations of Douglas T. Moore and Paul Froning (the “New Directors”); (ii) nominate the New Directors for election to the Board at the 2021 Annual Meeting; and (iii) recommend, support and solicit proxies for the election of the New Directors at the 2021 Annual Meeting. As described under Item 5.02 below, the Kanen Group selected Selim Antoine Bassoul and G. Alan Shaw as the New Directors, who were appointed to the Board on October 17, 2021.

The terms and conditions of the Cooperation Agreement will remain in effect until the date that is thirty (30) calendar days prior to the beginning of the Company’s advance notice period for stockholders to submit director nominations for the 2022 annual meeting of stockholders; provided, however, that any party may earlier terminate the Cooperation Agreement if the other party commits a material breach of the Cooperation Agreement that is not cured within fifteen (15) days after the party’s receipt of written notice thereof from the other party or, if impossible to cure within fifteen (15) days, which such party has not taken any substantive action to cure within such fifteen (15) day period (the “Termination Date”).

The Cooperation Agreement includes customary “standstill” provisions, pursuant to which each member of the Kanen Group agreed that it shall not (and shall cause its affiliates and associates not to) take certain actions until the Termination Date without the prior express written invitation or authorization by the Board, including, among others, (i) effect or seek to effect certain Extraordinary Transactions (as defined in the Cooperation Agreement) at the Company, (ii) soliciting proxies, (iii) engage in any derivative arrangements with respect to the Company’s voting securities, (iv) taking actions to change or influence the Board, Company management or the direction of certain Company matters, and (v) exercising certain stockholder rights. The Cooperation Agreement also includes a customary non-disparagement provision pursuant to which neither the Company nor the Kanen Group (nor any of their respective representatives) will make any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, the other party or the other party’s representatives.

Pursuant to the Cooperation Agreement, the Kanen Group also agreed that it shall, and shall cause each of its affiliates to vote, or cause to be voted, all shares of common stock beneficially owned by the Kanen Group in accordance with the Board’s recommendations, except in connection with any Extraordinary Transaction; provided, however, in the event that either Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co. (“Glass Lewis”) issues a recommendation with respect to any matter (other than with respect to director election or removal proposals) that is different from the recommendation of the Board, the Kanen Group shall have the right to vote its shares of common stock in accordance with either the ISS or Glass Lewis recommendation.

The Cooperation Agreement also contains standard provisions pursuant to which each party agreed not to sue the other party or make public statements about the other party, each subject to certain exceptions, until the Termination Date.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Mr. Moore resigned from the Board on August 30, 2021. On October 17, 2021, in accordance with the terms of the Cooperation Agreement, Mr. Froning resigned from the Board. Mr. Froning’s resignation was not due to any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On October 17, 2021, the Board, in accordance with the terms of the Cooperation Agreement and upon recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Bassoul and Mr. Shaw to the Board. The Board has determined that each newly appointed director qualifies as “independent” in accordance with the rules and regulations of NYSE American.

With the exception of the Cooperation Agreement, there are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which they were selected as directors. In addition, there has been no transaction, nor is there any currently proposed transaction, between either newly appointed director and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On October 17, 2021, the Company entered into an independent director agreement with each New Director (each, a “Director Agreement” and together, the “Director Agreements”) setting forth the terms of the compensation payable to the New Directors. Pursuant to the Director Agreement, Mr. Shaw is entitled a fee of $40,000 per year, which is payable monthly. In addition, if he is appointed to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, he will receive additional annual fees of $6,000, $4,500 and $3,000, respectively, or he will receive additional annual fees of $10,000, $7,500 and $5,000, if he is appointed as the Chair of such Committees.

Under his Director Agreement, Mr. Bassoul is entitled to an annual fee of $125,000 as compensation for his services as a Board member and as the Chair of the Strategic Planning Committee through December 31, 2021, at which time his compensation will be reassessed. The Company has asked Mr. Bassoul, who helped build The Middleby Corporation into a market leader in durable goods, to assist the Strategic Planning Committee and Chief Executive Officer in identifying prospective enhancements to its business plan, capital markets strategies and supply chain development efforts. The Company believes Mr. Bassoul is uniquely qualified to work with the Strategic Planning Committee and Chief Executive Officer as they pursue actionable, near-term enhancements.

The Company also agreed to reimburse the New Directors for pre-approved reasonable business expenses incurred in good faith in connection with the performance of their duties for the Company.

The Company also entered into an indemnification agreement with each New Director (together, the “Indemnification Agreements”), pursuant to which the Company agreed to indemnify the New Directors to the fullest extent permitted by law and the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, as amended (the “Bylaws”) against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Certificate of Incorporation and Bylaws.

The foregoing description of the Director Agreements and the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this report, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Cooperation Agreement, dated October 15, 2021, by and among 1847 Goedeker Inc., David L. Kanen, Philotimo Fund, LP, Philotimo Focused Growth and Income Fund and Kanen Wealth Management LLC
10.2	Independent Director Agreement, dated October 17, 2021, between 1847 Goedeker Inc. and Selim Antoine Bassoul
10.3	Independent Director Agreement, dated October 17, 2021, between 1847 Goedeker Inc. and G. Alan Shaw
10.4	Indemnification Agreement, dated October 17, 2021, between 1847 Goedeker Inc. and Selim Antoine Bassoul
10.5	Indemnification Agreement, dated October 17, 2021, between 1847 Goedeker Inc. and G. Alan Shaw
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2021	1847 GOEDEKER INC.

/s/ Albert Fouerti
Name: Albert Fouerti
Title: Chief Executive Officer

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